Exhibit 99.2

VYNE Therapeutics Announces Licensing of BET Inhibitor Platform for Immuno-Inflammatory Conditions with In4Derm Limited

VYNE will have exclusive access to a library of new chemical entities

VYNE will prioritize initial development efforts on rare skin diseases and major immunology and inflammatory conditions with high unmet needs

VYNE expects to enter VYN201 and VYN202 into the clinic in 2022

Further details will be discussed on VYNE’s second quarter earnings call this morning at 8:30am EST

BRIDGEWATER, N.J., August 12, 2021 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced that it has entered into an exclusive license agreement (the “License Agreement”) with In4Derm Limited (“In4Derm”), a spin-out of the University of Dundee’s School of Life Sciences focused on the discovery and development of proprietary Bromodomain and Extra-Terminal Domain inhibitors (“BET inhibitor” or “BETi”) for the treatment of immunology and oncology conditions. The University of Dundee is one of the foremost integrated university hospital and biotechnology research institutes in Europe.

“We are extremely excited to announce this potentially transformational transaction and to partner with In4Derm, a company devoted to developing small molecule drugs for anti-inflammatory and orphan indications,” said David Domzalski, President and CEO of VYNE. “This partnership provides us access to a novel BETi platform for both topical and oral treatments for immuno-inflammatory diseases of high unmet medical need. Initially we will advance a topical BETi program for the treatment of rare skin diseases into the clinic in 2022. We believe this collaboration will create numerous opportunities to drive value and look forward to providing further updates on our progress.”

Topical BETi program: VYN201 is a first-in-class topical pan-BD BET inhibitor that is designed to mitigate systemic drug exposure and will be developed for topical applications. VYNE intends to progress VYN201 in rare, neutrophilic, dermatological indications where there is significant unmet need due to a lack of indicated treatment options. This program is expected to enter the clinic in 2022.

Oral BETi program: VYNE expects to exercise its exclusive option with In4Derm to develop oral BET inhibitors following the selection of a lead candidate for the program. VYN202 is an orally-delivered, first-in-class BET inhibitor that is highly selective for Bromodomain 2 (“BD2”). By selectively inhibiting BD2, the Company believes VYN202 could have a more targeted anti-inflammatory effect with an improved benefit/risk profile and views VYN202 as having significant potential as a novel, oral treatment for major immuno-inflammatory indications. Upon final candidate selection and exercise of its option, the Company intends to commence an IND-enabling non-clinical safety program and enter the clinic next year.

There is substantial interest in BET inhibitors as therapeutic targets for a wide range of diseases. To date, much of the clinical research has been focused on oncology. The Company believes there is also compelling science to show that BET inhibition may play an important role in effectively treating immuno-inflammatory diseases.

In4Derm’s CEO Dr. Tim Sparey commented, “We are delighted to announce this strategic partnership with VYNE Therapeutics. Together, both companies share a vision to develop new therapeutics to treat high unmet needs in inflammation and rare diseases, where millions of patients suffer with no adequate treatment options. This partnership validates In4Derm’s ability to deliver high quality drug candidates in important markets, and brings a partner with the necessary expertise to accelerate clinical development. We look forward to shared success with VYNE.”

The parties previously entered into an Evaluation and Option Agreement (the “Option Agreement”) pursuant to which In4Derm granted the Company an exclusive option to obtain exclusive worldwide rights to research, develop and commercialize products containing In4Derm’s BETi compounds, which are new chemical entities (NCEs), in both topical (the “Topical BETi Option”) and oral (the “Oral BETi Option”) treatments in all fields for any disease, disorder or condition in humans.

On August 6, 2021, the Company exercised the Topical BETi Option and the parties entered into a License Agreement granting the Company a worldwide, exclusive license that is sublicensable through multiple tiers to exploit certain of In4Derm’s BETi compounds identified to be suitable for topical administration in all fields. The Company paid a $1.0 million cash payment to In4Derm upon the execution of the Option Agreement and $0.5 million in connection with the exercise of the Topical BETi Option. Pursuant to the License Agreement, the Company has agreed to make cash payments to In4Derm upon the achievement of specified clinical development and regulatory approval milestones with respect to each licensed topical product in the U.S. of up to $15.75 million. In addition, the Company expects to exercise the Oral BETi Option following the selection of a lead candidate for the program. Upon exercise of the exclusive Oral BETi Option, the parties will sign a license agreement (the “Oral License Agreement”) and the Company will pay In4Derm a $4.0 million cash payment. The Oral License Agreement will include cash payments of up to $43.75 million payable to In4Derm upon the achievement of specified clinical development and regulatory approval milestones with respect to each licensed oral product in the U.S. The license agreements also provide for tiered royalty payments of up to 10% of net annual sales across licensed BETi products by the Company. In4Derm is entitled to additional milestone payments upon the achievement of regulatory approvals in certain jurisdictions outside the U.S.

About Bromodomain and Extra-Terminal Domain Inhibitors

BET proteins are key components of transcriptional processing for a wide range of proinflammatory and immunoregulatory genes.1 Inactivation of BET proteins such as BRD4 directly perturbs the biosynthesis of pro-inflammatory proteins that are implicated in a wide variety of immune-inflammatory/fibrotic and myeloproliferative neoplastic disorders. A topically applied BETi product has the possibility to positively impact diseases involving multiple, diverse inflammatory cell signaling pathways that are active in rare neutrophilic dermatoses. Furthermore, bromodomain 2 selective oral BET inhibitors may present as convenient, non-biologic treatment options for both acute control and chronic management of immuno-inflammatory indications, where the damaging effects of unrestricted inflammatory signaling activity is common.

1.    Wang N, Wu R, Tang D and Kang R, Signal Transduct. Target Ther. 2021 Jan 19;6(1):23

Conference Call Details:
Thursday, August 12th @ 8:30am Eastern Time
Toll Free:         877-256-3294
International:        212-231-2918
Conference ID:        21995997
Webcast:        http://public.viavid.com/index.php?id=145705

A replay of the call will be archived on the Company’s website at www.vynetherapeutics.com after the conference call.

About VYNE Therapeutics Inc.
VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, VYNE is working to develop and commercialize a variety of solutions and has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, the world’s first topical minocycline, and for ZILXI® (minocycline) topical foam, 1.5%, the first minocycline product of any kind to be approved by the FDA for use in rosacea. For more information about our approved products, please see AMZEEQ’s Full Prescribing Information at AMZEEQ.com and ZILXI’s Full Prescribing Information at ZILXI.com.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

About In4Derm

In4Derm is a biotech that develops new small molecule drugs for anti-inflammatory and orphan indications. In4Derm is a spin-out from the world leading University of Dundee’s School of Life Sciences and has laboratory facilities in Dundee, Scotland.

In4Derm is seeking to discover first in class medicines that provide meaningful benefits for patients. In4Derm is supported by o2h Ventures, Meltwind, Wren Capital, Scottish Enterprise and the
University of Dundee.

For more information, please visit www.In4Derm.com or contact Tim Sparey Ph.D (CEO) tim@in4derm.com (+44 (0) 7718864561).

Investor Relations:
Joyce Allaire
LifeSci Advisors, LLC
646-889-1200
jallaire@lifesciadvisors.com
Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development of VYNE’s product candidates and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully develop the BETi platform; the COVID-19 pandemic and its impact on our business operations and liquidity, including our ability or our partner’s ability to progress a preclinical or clinical trial; adverse events associated with the development and commercialization of our product candidates and approved products; the outcome and cost of pre-clinical and clinical trials for current and future product candidates; determination by regulatory authorities that results from VYNE’s or its partner’s pre-clinical and clinical trials are not sufficient to support registration or marketing approval of product candidates; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ, ZILXI or any other products or product candidates that VYNE may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ and ZILXI prescription reimbursement; our ability to negotiate contracts with pharmacy benefit managers and other third-parties; the eligible patient base and commercial potential of AMZEEQ, ZILXI or any of VYNE’s other products or product candidates; risks of potential litigation by third-parties regarding infringement of third-party intellectual property; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the acne and dermatology markets; risks related to our indebtedness; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; volatility in our stock price may result in rapid and substantial increases or decreases in our stock price that may or may not be related to our operating performance or prospects; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.